Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey L. Knight and Scott J. Evernham, and each of them individually, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us in our names and in the capacities indicated below, a registration statement on Form S-4 (including all amendments thereto) with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as such person might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, pursuant to the Act, the undersigned have hereunto set their hand in the capacities indicated below as of May 25, 2012.

/s/ Robert G. Jones
Robert G. Jones Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Christopher A. Wolking
Christopher A. Wolking Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Joan M. Kissel
Joan M. Kissel Senior Vice President and Corporate Controller (Principal Accounting Officer)

/s/ Larry E. Dunigan
Larry E. Dunigan Chairman of the Board of Directors

/s/ Alan W. Braun
Alan W. Braun Director

/s/ Andrew E. Goebel
Andrew E. Goebel Director

/s/ Phelps L. Lambert
Phelps L. Lambert Director

/s/ James T. Morris
James T. Morris Director

/s/ Marjorie Z. Soyugenc
Marjorie Z. Soyugenc Director

/s/ Niel C. Ellerbrook
Niel C. Ellerbrook Director

/s/ Arthur H. McElwee, Jr.
Arthur H. McElwee, Jr. Director

/s/ Kelly N. Stanley
Kelly N. Stanley Director

/s/ Linda E. White
Linda E. White Director